UNITED STATES*

SECURITIES AND EXCHANGE COMMISSION*

Washington, D.C. 20549*

FORM S-1*

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933*

(Exact name of registrant as specific ed in its charter) Fisher Securities Inc*

(State or other jurisdiction of incorporation or organization) Georgia*

(Primary Standard Industrial Classifi cation Code Number) 6200*

(I.R.S. Employer Identifi cation Number) 47-0990190*

(Address, including zip code, and telephone number, 799*
Verner St Suite B, Atlanta GA 30318,*
404-447-0267

including area code, of registrants principal executive offices)*

(Name, address, including zip code, and telephone number,*
 Fisher Securities Inc, 799 Verner St suite B, Atlanta*
 GA  30318, 404-447-0267 *

including area code, of agent for service)*

(Approximate date of commencement of*
 proposed sale to the public) May 16th, 2015*

If any of the securities being registered on this Form* are to be offered on a delayed or continuous basis pursuant* to Rule 415 under the*

Securities Act of 1933 check the following box: smaller reporting company*

If this Form is filed to register additional securities for* an offering pursuant to Rule 462(b) under the Securities Act,* please check the*

following box and list the Securities Act* registration statement number of the earlier effective* registration statement for the same offering.*

If this Form is a post-effective amendment if led pursuant to Rule 462(c)* under the Securities Act, check the following box and list the*

Securities Act registration statement*
number of the earlier effective registration* statement for the same offering.*

If this Form is a post-effective amendment * filed pursuant to Rule 462(d) under the*
Securities Act, check the following box and list the*

Securities Act registration statement number of the earlier effective* registration statement for the same offering.*

Indicate by check mark whether the registrant is a large accelerated filer* , an accelerated fi ler, a non-accelerated filer, or a smaller reporting*

company. See the definitions of large accelerated filer, accelerated filer* and smaller reporting company in Rule 12b-2 of the*

Exchange Act.

Large accelerated fi ler Accelerated filer

Non-accelerated filer (Do not check if a smaller reporting company) Smaller* reporting company*


Persons who are to respond to the collection of information* contained in this form*

are not required to respond unless the*
form displays a currently valid OMB control*

number.
2*


Calculation of Registration Fee*

Title of Each Class Proposed Maximum Proposed Maximum*

of Securities to Amount to be Offering Aggregate Amount of*

be Registered Registered Price Per Unit Offering Price Registration Fee*


Note: Specific details relating to the fee calculation shall be furnished* in notes to the table, including references to provisions of Rule 457*

(230.457 of this chapter) relied upon,*
 if the basis of the calculation is not otherwise* evident from the information presented in the table.*

If the filing fee is calculated pursuant to*
Rule 457(o) under the Securities Act,*
only the title of the class of securities to be registered, the*

proposed maximum aggregate offering price for that class of securities and* the amount of registration fee need to appear in the Calculation*


of Registration Fee table. Any difference* between the dollar amount of securities registered* for such offerings and the dollar amount of*

securities sold may be carried forward on a future registration statement* pursuant to Rule 429 under the Securities Act.*

GENERAL INSTRUCTIONS*


I. Eligibility Requirements for Use of Form S-1*

This Form shall be used for the*
 registration under the Securities Act of 1933 of *

securities of all registrants for which no other form is*

authorized or prescribed, except that*
 this Form shall not be used for securities* of foreign governments or political subdivisions there of*

or asset-backed securities, as defi ned in 17 CFR 229.1101(c).*

II. Application of General Rules and Regulations*


A. Attention is directed to the General Rules and Regulations under* the Securities Act, particularly those comprising Regulation*


C (17 CFR 230.400 to 230.494) thereunder. That Regulation contains* general requirements regarding the preparation and*


filing of the registration statement*.

B. Attention is directed to Regulation*
S-K (17 CFR Part 229) for the requirements* applicable to the content of the non-financial*

statement portions of registration statements under the Securities Act.* Where this Form directs the registrant to furnish*

information required by Regulation S-K*
And the item of Regulation S-K so provides,* information need only be furnished to*

the extent appropriate.*

III. Exchange Offers*

If any of the securities being registered are to be* offered in exchange for securities* of any other issuer, the prospectus shall also*

include the information which would be required by item*
11 if the securities of such other issuer were registered on this Form.* There shall*

also be included the information concerning such securities of such other* issuer which would be called for by Item 9 if such securities*

were being registered. In connection with this instruction, reference* is made to Rule 409.*

IV. Roll-up Transactions*

 If the securities to be registered on this*
Form will be issued in a roll-up transaction* as defi ned in Item 901(c) of Regulation S-K (17*

CFR 229.901(c)), attention is directed to the* requirements of Form S-4 applicable to roll-up* transactions, including, but not limited to,*

General Instruction I.*

V. Registration of Additional Securities*

With respect to the registration of additional* securities for an offering pursuant to Rule*
462(b) under the Securities Act, the registrant*

may file a registration statement consisting only of the following: the facing* page; a statement that the contents of the earlier registration*

statement, identified by file number, are incorporated by reference; required* opinions and consents; the signature page; and any pricerelated*

information omitted from the earlier registration statement in reliance* on Rule 430A that the registrant chooses to include in the*

new registration statement. The information* contained in such a Rule 462(b) registration* statement shall be deemed to be a part of the*

earlier registration statement as of the* date of effectiveness of the Rule 462(b)* registration statement. Any opinion or consent required*



in the Rule 462(b) registration statement may be incorporated by reference* from the earlier registration statement with respect to the*

offering, if: (i) such opinion or consent* expressly provides for such incorporation* and (ii) such opinion relates to the securities registered*

pursuant to Rule 462(b). See Rule 411(c)* and Rule 439(b) under the Securities Act.*

VI. Offerings of Asset-Backed Securities.*

The following applies if a registration statement on this Form S-1 is being * used to register an offering of asset-backed securities.*

Terms used in this General Instruction VI. have the same * meaning as in Item 1101 of Regulation AB*
(17 CFR 229.1101).*

A. Items that may be Omitted.*

Such registrants may omit the information called for by Item 11,*
Information with Respect to the Registrant.*


B. Substitute Information to be Included.*

In addition to the Items that are otherwise required* by this Form, the registrant must furnish in the* prospectus the information required*

by Items 1102 through 1120 of Regulation AB*
(17 CFR 229.1102 through 229.1120).*

C. Signatures.*

The registration statement must be signed by the depositor, the depositors* principal executive offi cer or offi cers, principal financial*

officer and controller or principal accounting officer, and by at least a* majority of the depositors board of directors or persons*

performing similar functions.*

VII. Eligibility to Use Incorporation by Reference*

If a registrant meets the following requirements immediately prior to the* time of fi ling a registration statement on this Form, it may*

elect to provide information required by Items 3 through 11 of this Form in* accordance with Item 11A and Item 12 of this Form:*

A. The registrant is subject to the requirement to file reports pursuant to*
Section 13 or Section 15(d) of the Securities Exchange Act of*

1934 (Exchange Act).*

B. The registrant has filed all reports and* other materials required to be filed by Sections*
13(a), 14, or 15(d) of the Exchange Act*

during the preceding 12 months (or for such shorter period that the* registrant was required to fi le such reports and materials).*


C. The registrant has filed an annual report required under Section 13(a)* or Section 15(d) of the Exchange Act for its most recently*

completed fiscal year.*

D. The registrant is not:*

1. And during the past three years neither the registrant* nor any of its predecessors was:*

 (a) A blank check company as defi ned in Rule 419(a)(2) (230.419(a)(2));*

 (b) A shell company, other than a business* combination related shell company, each* as defi ned in Rule 405*

 (230.405); or*

 (c) A registrant for an offering of penny* stock as defined in Rule 3a51-1 of the*
Exchange Act (240.3a51-1 of this*

chapter).*

 2. Registering an offering that effectuates a* business combination transaction as defined* in Rule 165(f)(1) (230.165(f)(1)*

of this chapter).*

E. If a registrant is a successor registrant* it shall be deemed to have satisfied* conditions A., B., C., and D.2 above if:*

 1. Its predecessor and it, taken together, do so, provided that* the succession was primarily for the purpose of changing*

the state of incorporation of the predecessor* or forming a holding company and that* the assets and liabilities of the*

successor at the time of succession were substantially the same as those of * the predecessor; or*

 2. All predecessors met the conditions at* the time of succession and the registrant* has continued to do so since the*

succession*.

F. The registrant makes its periodic and current reports filed pursuant* to Section 13 or Section 15(d) of the Exchange Act that are*

incorporated by reference pursuant to Item 11A or Item 12 of this* Form readily available and accessible on a Web site maintained by*

or for the registrant and containing information about the registrant.
4*


PART I INFORMATION REQUIRED IN PROSPECTUS*


Item 1. Forepart of the Registration Statement* and Outside Front Cover Page of Prospectus.*

Set forth in the forepart of the*
registration statement and on the outside front* cover page of the prospectus the information required*

by Item 501 of Regulation S-K (229.501 of this chapter).*


Item 2. Inside Front and Outside Back Cover Pages of Prospectus.*

Set forth on the inside front cover page of* the prospectus or, where permitted, on the outside* back cover page, the information*

required by Item 502 of Regulation S-K (229.502 of this chapter).*


Item 3. Summary Information, Risk Factors* and Ratio of Earnings to Fixed Charges.*

Furnish the information required by Item 503 of Regulation S-K (229.* 503 of this chapter).

Item 4. Use of Proceeds*

 Furnish the information required by Item 504 of Regulation S-K*
 (229.504 of this chapter).*


Item 5. Determination of Offering Price.*

Furnish the information required by Item 505 of Regulation*
S-K (229.505 of this chapter).*

Item 6. Dilution.*

Furnish the information required by Item 506 of Regulation*
S-K (229.506 of this chapter).*

Item 7. Selling Security Holders.*

Furnish the information required by Item 507 of Regulation*
S-K (229.507 of this chapter).*

Item 8. Plan of Distribution.*

Furnish the information required by Item 508 of Regulation*
S-K (229.508 of this chapter).*


Item 9. Description of Securities*
to be Registered.*

Furnish the information required by Item 202 of Regulation S-K*
 (229.202 of this chapter).*


Item 10. Interests of Named Experts and Counsel.*

 Furnish the information required by Item 509 of Regulation*
 S-K (229.509 of this chapter).*

Item 11. Information with Respect to the Registrant.*

Furnish the following information with respect to the registrant:*

(a) Information required by Item 101 of Regulation*
 S-K (229.101 of this chapter), description of business;*


(b) Information required by Item 102 of Regulation*
S-K (229.102 of this chapter), description of property;*


(c) Information required by Item 103 *
of Regulation S-K (229.103 of this chapter),* legal proceedings;*


(d) Where common equity securities are being offered, information* required by Item 201 of Regulation S-K (229.201 of this chapter),*


market price of and dividends on the*
 registrants common equity and related stockholder* matters;*

(e) Financial statements meeting the requirements of Regulation*
 S-X (17 CFR Part 210) (Schedules required under Regulation S-X*

shall be filed as Financial Statement Schedules pursuant to Item*
15, Exhibits and Financial Statement Schedules, of this Form),
5*

as well as any fi nancial information required by Rule 3-05 and Article* 11 of Regulation S-X. A smaller reporting company*

 may provide the information in Rule 8-04 and 8-05 of *
Regulation S-X in lieu of the fi nancial information required* by Rule 3-05*

 and Article 11 of Regulation S-X;


(f) Information required by Item 301 of Regulation*
 S-K (229.301 of this chapter), selected financial data;*

(g) Information required by Item 302 of Regulation*
 S-K (229.302 of this chapter), supplementary* financial information;*

(h) Information required by Item 303 of Regulation S-K*
 (229.303 of this chapter), managements discussion* and analysis of financial*

condition and results of operations;*

(i) Information required by Item 304 of Regulation*
 S-K (229.304 of this chapter), changes in and* disagreements with accountants on*

accounting and financial disclosure;*

(j) Information required by Item 305 of Regulation*
 S-K (229.305 of this chapter), quantitative* and qualitative disclosures about market*

risk.*


(k) Information required by Item 401 of Regulation*
 S-K (229.401 of this chapter), directors* and executive officers;*


(l) Information required by Item 402 of*
 Regulation S-K (229.402 of this chapter),* executive compensation, and information required*

by paragraph (e)(4) of Item 407 of Regulation*
 S-K (229.407 of this chapter),*
 corporate governance;*

(m) Information required by Item 403*
 of Regulation S-K (229.403 of this chapter),* security ownership of certain beneficial owners*

and management; and*

(n) Information required by Item 404 of Regulation*
 S-K (229.404 of this chapter),*
 transactions with related persons, promoters and*

certain control persons, and Item 407*
(a) of Regulation S-K (229.407(a)*
of this chapter), corporate governance.*

Item 11A. Material Changes.*

If the registrant elects to incorporate* information by reference pursuant* to General Instruction VII., describe any and all material*

changes in the registrants affairs*
 which have occurred since the end of the* latest fiscal year for which audited financial statements*

were included in the latest Form 10-K*
and that have not been described in a Form*
10-Q or Form 8-K fi led under the Exchange Act.*

Item 12. Incorporation*
of Certain Information by Reference.*

If the registrant elects to incorporate* information by reference* pursuant to General Instruction VII.:*

(a) It must specifically incorporate by* reference into the prospectus contained* in the registration statement the following documents by*

means of a statement to that*
effect in the prospectus listing*
 all such documents:*


 (1) The registrants latest annual report on Form 10-K filed * pursuant to Section 13(a) or*
Section 15(d) of the Exchange Act that*

contains financial statements for the registrants* latest fiscal year for which a Form 10-K was* required to have been filed; and*


 (2) All other reports filed pursuant to Section 13(a)* or 15(d) of the Exchange Act or* proxy or information statements filed*

pursuant to Section 14 of the Exchange Act* since the end of the fiscal year covered by the annual* report referred to in*

paragraph (a)(1) above.*


Note to Item 12(a). Attention is directed* to Rule 439 (230.439) regarding consent* to use of material incorporated by reference. (b)(1)*

The registrant must state:*


 (i) That it will provide to each person, including* any beneficial owner, to whom a prospectus* is delivered, a copy of*

 any or all of the reports or documents that have been incorporated* by reference in the prospectus contained in the*

registration statement but not delivered with the prospectus;*


 (ii) That it will provide these reports* or documents upon written or oral request;*


 (iii) That it will provide these reports or documents* at no cost to the requester;*


 (iv) The name, address, telephone number, and e-mail* address, if any, to which the request for these reports or*

documents must be made; and
 6*


 (v) The registrants Web site address, including the uniform* resource locator (URL) where the incorporated reports and*


other documents may be accessed.*

Note to Item 12(b)(1). If the registrant sends any of the*
 information that is incorporated by reference in the* prospectus contained in*

the registration statement to security holders, it also must send any* exhibits that are specifi cally incorporated by reference in that information.*


 (2) The registrant must:*


 (i) Identify the reports and other information that it files with the SEC; and*


 (ii) State that the public may read and copy any materials it files* with the SEC at the SECs Public Reference Room at 100*

F Street, N.E., Washington, DC 20549. State that the public may* obtain information on the operation of the*
 Public Reference Room*

by calling the SEC at 1-800-SEC-0330. If the registrant is an electronic* filer, state that the SEC maintains an Internet site that contains*

reports, proxy and information statements, and other information* regarding issuers that file electronically* with the SEC and state the*

address of that site (http://www.sec.gov).*



Item 12A. Disclosure of Commission Position * on Indemnifi cation for Securities Act Liabilities*.

Furnish the information required by*
 Item 510 of Regulation S-K (229.510 of this chapter).*

PART II INFORMATION NOT*
REQUIRED IN PROSPECTUS*


Item 13. Other Expenses*
of Issuance and Distribution.*

Furnish the information required by*
Item 511 of Regulation S-K (229.511 of this chapter).*


Item 14. Indemnification of Directors and Officers.*


Furnish the information required by*
Item 702 of Regulation S-K (229.702 of this chapter).*


Item 15. Recent Sales of*
 Unregistered Securities.*

Furnish the information required by Item*
701 of Regulation S-K (229.701 of this chapter).*


Item 16. Exhibits and Financial Statement Schedules.*

a) Subject to the rules regarding incorporation by reference,* furnish the exhibits as required by Item 601 of Regulation S-K (229.601*

of this chapter).*


(b) Furnish the financial statement schedules required * by Regulation S-X (17 CFR Part 210) and Item 11(e)*
 of this Form. These schedules*

shall be lettered or numbered in the*
 manner described for exhibits in paragraph (a).*


Item 17. Undertakings.*

Furnish the undertakings required by Item*
512 of Regulation S-K (229.512 of this chapter).*












SIGNATURES*

Pursuant to the requirements of the Securities Act of 1933*
, the registrant has duly caused this registration statement* to be signed*

on its behalf by the undersigned,*
thereunto duly authorized in the City of Atlanta,*

State of Georgia , on May 1 , 2015.*


 (Registrant)*

 By (Signature and Title)*

 Pursuant to the requirements of the Securities Act of 1933*
, this registration statement has been signed* by the following persons in*

the capacities and on the dates indicated.*


 (Signature)  Gerald Fisher*


 (Title) President*


 (Date) May 1 2015*

Instructions.*


1. The registration statement shall be signed by the registrant*
, its principal executive officer or*
 officers, its principal financial officer,*

its controller or principal accounting officer and by at least* a majority of the board of directors or*
 persons performing similar*

functions. If the registrant is a foreign person, * the registration statement shall also be signed* by its authorized representative in the*

United States. Where the registrant is a limited partnership*
, the registration statement shall be signed* by a majority of the board of*

directors of any corporate general*
 partner signing the registration statement.*


2. The name of each person who signs the registration statement* shall be typed or printed beneath his signature. Any person who*

occupies more than one of the specified positions* shall indicate each capacity in which* he signs the registration statement. Attention*

is directed to Rule 402 concerning manual signatures* and to Item 601 of Regulation S-K concerning*
 signatures pursuant to powers*

of attorney.*

INSTRUCTIONS AS TO SUMMARY PROSPECTUSES*



1. A summary prospectus used pursuant to Rule 431*
 (230.431 of this chapter), shall at the time* of its use contain much of the*

information specifi ed below as is then included* in the registration statement. All other information* and documents contained in the*

registration statement may be omitted.*

(a) As to Item 1, the aggregate offering price to the public*
, the aggregate underwriting discounts*
 and commissions and the offering*

price per unit to the public;*


(b) As to Item 4, a brief statement of the* principal purposes for which the proceeds are to be used;*


(c) As to Item 7, a statement as to the amount of the offering*
, if any, to be made for the account of security holders;*


(d) As to Item 8, the name of the managing underwriter or underwriters* and a brief statement as to the nature of the underwriters*

obligation to take the securities; if any securities to be registered * are to be offered otherwise than through underwriters, a brief*

statement as to the manner of distribution; and, if* securities are to be offered otherwise than for cash. a brief statement as to*

the general purposes of the distribution, the basis upon* which the securities are to be offered, the amount of compensation*

and other expenses of distribution, and* by whom they are to be borne;*


(e) As to Item 9, a brief statement as to dividend rights, * voting rights, conversion rights, interest, maturity;*


data (Item 301 of Regulation S-K (229.301 of this chapter))*
 and a brief statement of the nature and present status of any 8*


material pending legal proceedings; and*

(g) A tabular presentation of notes payable, long term debt,* deferred credits, minority interests, if material, and the equity section*


of the latest balance sheet filed, as may be appropriate.*

2. The summary prospectus shall not contain a summary or * condensation of any other required financial*
 information except as provided*

above.*


3. Where securities being registered are to be offered in * exchange for securities of any other issuer, the summary prospectus also shall*

contain that information as to Items 9 and 11 specified* in paragraphs (e) and (f) above which would* be required if the securities of*

such other issuer were registered on this Form.*



4. The Commission may, upon the request of the registrant, and* where consistent with the protection of investors, permit the omission of*

any of the information herein required or the furnishing in substitution* therefor of appropriate information of comparable character.*

The Commission may also require the inclusion of other information* in addition to, or in substitution for, the information herein*

required in any case where such information is* necessary or appropriate for the protection of investors.*